UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 9, 2014

SYDYS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51727	98-0418961
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Orchard Lane

Lebanon, NJ 08833

(Address of principal executive offices)  (zip code)

(908) 236-9885

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sydys Corporation

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement

Effective February 9, 2015, Sydys Corporation (“we”, “us” or the “Company”) entered into an Asset Purchase Agreements (the “Agreement”) with OverAd Media, a sole proprietorship (“OverAdMedia”), pursuant to which we have agreed to purchase certain asset necessary to provide media services and online advertising to various clients and certain other intellectual property as described in the Agreement (hereinafter the “Assets”) in exchange for shares of our common stock.  The total number of shares of our common stock to be issued to the OverAdMedia shareholders will be 10,000,000. The closing is subject to a number of conditions, among which (1) requires OverAdMedia to furnish us with (a) audited financial statements for the fiscal years ended December 31, 2013 and 2012, and (ii) unaudited financial statements for the nine-month periods ended September 30, 2014 and 2013, along with a the audit report, with respect to the fiscal years ended December 31, 2013 and 2012, issued by a PCAOB registered firm; (2) requires us to (a) be current in filing all reports required to be filed under the Securities Exchange Act; (b) issued 1,500,000 shares of our common stock in payment for and settlement of our outstanding liabilities, and (iii) obtain all consents, approvals necessary with respect to the proposed acquisition. OverAdMedia has also loaned us $40,000 (the “Loan”). The proceeds from the Loan are being used by us to pay and or otherwise reduce certain our liabilities and to pay some of the expense associated with the proposed transaction.

The issuance of the aggregate 11,500,000 shares of our common stock in connection with the proposed transaction will result in the change of control, wherein at the closing, the OverAdMedia principle shareholders will control greater than 50% of our issued and outstanding common stock. As a result, the acquisition of the Assets will be treated as a recapitalization of OverAdMedia.  In addition, at the Closing, certain OverAdMedia principle shareholders will be appointed to our board of directors and Kenneth J. Koock, our sole officer and director will thereafter resign.

OverAdMedia is based in Seattle, Washington and operates in the digital media and online advertising. Its Assets consist of various current assets and their corresponding liabilities, if any, and the intellectual property associated with the domain name www.overadmedia.com.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the full text of such document, which is filed as Exhibits 10.1 to this current report and incorporated by reference into this Item 1.01.

Item 9.01

 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1 (1)	Asset Purchase Agreement, effective February 9, 2015, between Sydys Corporation and OverAdMedia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015	Sydys Corporation
a Nevada corporation
/s/ Kenneth J. Koock

By: Kenneth J. Koock
Its: Chief Executive Officer